EXHIBIT 23.2

Consent of KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bancshares of Florida, Inc.:

We consent to the use of our report dated January 27, 2004 with respect to the consolidated balance sheet of Bancshares of Florida, Inc. as of December 31, 2003 and the related statements of operations, stockholders’ equity and cash flows for the year then ended, included herein, and to the reference to our firm under the heading “Certain Experts” in the prospectus.

/s/ KPMG LLP

Fort Lauderdale, Florida

June 24, 2004